                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                  DATE OF REPORT                JANUARY 19, 1996
         (DATE OF EARLIEST EVENT REPORTED)      ----------------


                              BUFFTON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        COMMISSION FILE NUMBER   1-9822
                                                 ------

          DELAWARE                                        75-1732794
----------------------------                              ----------
(STATE OR OTHER JURISDICTION                (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)


          226 BAILEY AVENUE
              SUITE 101
          FORT WORTH, TEXAS                              76107
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 332-4761
                                                          --------------

--------------------------------------------------------------------------------

                              BUFFTON CORPORATION


                                     INDEX
                                     -----


                                                                        Page No.
                                                                        --------
Item 2.      Acquisition or Disposition of Assets......................     3

Item 7.      Financial Statements and Exhibits.........................     4

Signature    ..........................................................     5

                              BUFFTON CORPORATION


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 19, 1996, Buffton Corporation (the "Company") purchased the Stockyards Hotel located in Fort Worth, Texas, for a purchase price of $3,014,000 consisting of the payment of $500,000 in cash, the payment and refinancing of an existing mortgage loan in the amount of $1,600,000, the payment of a Promissory Note in the original principal sum of $16,741 and the issuance of 450,000 shares of the Company's common stock. Under the Asset Purchase Agreement, the Company has guaranteed at $2.05 per share, for a limited period of time, the sales price realized by the Sellers for shares of Company stock they might sell. The acquisition is deemed effective January 1, 1996, and will be accounted for under purchase accounting and the results of operations will be consolidated commencing with the effective date.

         The assets acquired consist of one tract of real estate upon which a 52 room hotel is situated and one tract of real estate used as a parking lot. The Company also acquired all inventory, furniture, fixtures, equipment and other property, both tangible and intangible, relating to the Stockyards Hotel and its operations.

         Prior to the consummation of such transaction, no material relationship existed between any of such persons and the company or any of its affiliates, directors or officers or any associate of any such director or officer.

         The cash portion of the purchase price was paid from the cash reserves of the company, and the existing $1.6 million mortgage loan was paid through a new mortgage loan issued to the Company by Texas Commerce Bank in the original principal amount of approximately $1.6 million, and the new mortgage loan is secured by the two tracts of real estate acquired, together with all improvements thereon. The new mortgage loan is payable in 59 monthly installments of principal and interest of $13,350 with the remaining unpaid principal and any accrued interest due January 18, 2001.

         The loan bears interest at the bank's prime rate plus an adjustment based on the Company's ratio of total liabilities to tangible net worth. This adjustment is reevaluated quarterly.

                              BUFFTON CORPORATION


ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements                Page
                                                 ----

        Report of Independent Accountants        F - 1

        Combined Statement of Operations
        for the year ended December 31, 1994     F - 2

        Combined Balance Sheet
        December 31, 1994                        F - 3

        Combined Statement of Cash Flows
        for the year ended December 31, 1994     F - 4

        Notes to Combined Financial Statements
        December 31, 1994                        F - 5

        Pro Forma Statement of Operations
        for the year ended September 30, 1995    F - 8

        Pro Forma Balance Sheet
        September 30, 1995                       F - 9

        Notes to Pro Forma Financial Statements
        September 30, 1995                       F - 10

        (b) Exhibits

            10 Asset Purchase Agreement dated January 19, 1996 between Y & Y Property and Stockyards Hotel, Inc. (as Seller) and Buffton Corporation (as Purchaser).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BUFFTON CORPORATION



Dated:  February 5, 1996            /s/  Robert Korman
                                    -------------------------------
                                         Robert Korman
                                         Vice President and
                                         Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of Buffton Corporation


In our opinion, the accompanying combined balance sheet and the related combined statement of operations and of cash flows present fairly, in all material respects, the financial position of Stockyards Hotel at December 31, 1994 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Fort Worth, Texas
January 9, 1996

STOCKYARDS HOTEL


COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------

Revenues:
 Room rental                                             $  1,088,369
 Food and beverage                                            539,615
 Other                                                        143,124
                                                         ------------
   Total revenues                                           1,771,108
                                                         ------------
Costs and expenses:
 Cost of food and beverage sales                              241,335
 Labor costs                                                  727,826
 Hotel and restaurant operating expenses                      358,258
 General and administrative                                   189,070
 Depreciation                                                 190,860
 Interest                                                     132,985
                                                         ------------
   Total costs and expenses                                 1,840,334
                                                         ------------
Net loss                                                 $    (69,226)
                                                         ============

                    The accompanying notes are an integral
                 part of these combined financial statements.

STOCKYARDS HOTEL

COMBINED BALANCE SHEET
DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                                             1994
                                                         ------------
ASSETS

Current assets:
  Cash                                                   $    53,009
  Accounts receivable                                         24,522
  Inventories                                                 31,104
                                                         ------------
       Total current assets                                  108,635

Property and equipment, net                                1,092,272

Other assets                                                   6,447
                                                         ------------
                                                         $ 1,207,354
                                                         ============
LIABILITIES AND EQUITY

Current liabilities:
  Current portion of long-term debt                      $    86,025
  Accounts payable                                            67,679
  Accrued liabilities:
   Payroll                                                    33,138
   Other                                                      35,056
                                                         ------------
     Total current liabilities                               221,898

Long-term debt                                             1,594,609

Equity:
  Common stock, $1 par value;
    1,000,000 shares authorized;
    1,000 shares issued and outstanding                        1,000

  Retained deficit                                          (610,153)
                                                         ------------

                                                            (609,153)
                                                         ------------

                                                         ------------
Contingencies (Note 5)                                   $ 1,207,354
                                                         ============

                    The accompanying notes are an integral
                 part of these combined financial statements.

STOCKYARDS HOTEL

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------


Cash flows from operating activities:
  Net loss                                               $  (69,226)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation                                             190,860
  Change in components of current assets and
   liabilities:
   Accounts receivable                                      (11,770)
   Inventories                                                 (735)
   Other assets                                              (5,287)
   Accounts payable and accrued liabilities                  39,620
                                                         -----------
Net cash provided by operating activities                   143,462
                                                         -----------

Cash flows from investing activities:
  Additions to property and equipment, net                  (49,381)
                                                         -----------

Cash flows from financing activities:
 Repayments of long-term debt                              (101,446)
                                                         -----------

Net decrease in cash                                         (7,365)
Cash at beginning of year                                    60,374
                                                         -----------
Cash at end of year                                      $   53,009
                                                         ===========


Supplemental disclosures of cash flow information:
  Cash paid during the year for:
   Interest                                              $  132,985
                                                         ===========
   Income taxes                                          $    1,695
                                                         ===========


                    The accompanying notes are an integral
                 part of these combined financial statements.

STOCKYARDS HOTEL

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

1.   ORGANIZATION

     These combined financial statements include the accounts of Stockyards Hotel, Inc. and Y&Y Property, collectively referred to hereafter as the "Company," and represent the operations of the Stockyards Hotel located at 109 E. Exchange in Fort Worth, Texas. All significant intercompany accounts and transactions have been eliminated in combination.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and cash equivalents - For purposes of the Statement of Cash Flows, cash includes currency on hand and demand deposits with banks or other financial institutions. There are no cash equivalents.

     Inventories - Inventories, which consist of food, beverages and supplies, are stated at the lower of cost (first in, first out) or market.

     Property and equipment - Property and equipment are recorded at cost and depreciated by either the straight-line or 150% double declining balance method over estimated useful lives of five to fifteen years.

     Maintenance and repairs are charged to income as incurred. The Company capitalizes renewals and betterments which significantly enhance the value or extend the useful life of an asset. Upon the sale or retirement of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is credited to or charged against income.

     Income taxes - Y&Y Property is a partnership and therefore does not pay federal income tax. Rather, the income or loss from the partnership "flows through" to the partners who are taxed in their individual capacities on their distributive shares of partnership taxable income.

     Stockyards Hotel, Inc. accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactments of changes in the tax law or rates are considered. At December 31, 1994, Stockyards Hotel, Inc. has a deferred tax benefit of $357,889 relating to a net operating loss carryforward for which a valuation allowance was established as it is more likely than not that the benefit will not be realized before expiring at various times during 1999-2006.

STOCKYARDS HOTEL

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

3.   PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:

                                                         December 31,
                                                            1994
                                                         ------------
       Building and improvements                         $  2,779,389
       Furniture and fixtures                                 421,036
       Equipment and vehicles                                 146,119
                                                         ------------
                                                            3,346,544
       Less accumulated depreciation                        2,389,272
                                                         ------------
                                                              957,272
       Land                                                   135,000
                                                         ------------
         Net property and equipment                      $  1,092,272
                                                         ============

4.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                         December 31,
                                                            1994
                                                         ------------
     Note payable to a bank, due in monthly
     installments, including interest, of
     $21,000, with a final balloon installment
     due April 2, 1998.  The note bears
     interest at 10% and is secured by the
     land and building located on 109 E.
     Exchange in Fort Worth, Texas.                      $ 1,665,089

     Note payable to a bank, due in monthly
     installments, including interest, of $474,
     with a final payment due March 2, 1998.
     The note bears interest at 10% and is
     secured by a vehicle.                                    15,545
                                                         ------------
                                                           1,680,634

     Less current portion of long-term debt                   86,025
                                                         ------------
                                                         $ 1,594,609
                                                         ============

STOCKYARDS HOTEL

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994
--------------------------------------------------------------------------------

    The aggregate principal maturities of long-term debt at December 31, 1994 are as follows:

         1995                                         $    86,025
         1996                                             102,838
         1997                                             113,607
         1998                                           1,378,164
                                                      -----------
                                                      $ 1,680,634
                                                      ===========

    Interest paid during 1994 was $132,985.

5.  CONTINGENCIES

    Due to the nature of the Company's business, it could be a party in legal or administrative proceedings arising in the ordinary course of business. While occasional adverse settlements or resolutions may occur and negatively impact earnings in the year of settlement, it is the opinion of management that their ultimate resolution will not have a material adverse effect on the Company's financial position.

BUFFTON CORPORATION

PRO FORMA STATEMENT OF OPERATIONS
(in thousands)

FOR THE YEAR ENDED SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

                                                                     Historical
                                                                      Combined
                                                   Historical        Stockyards
                                                     Buffton           Hotel           Adjustments       Pro Forma
                                                 --------------    --------------    --------------    -------------
Net revenues                                     $       19,187    $        1,850    $                 $      21,037
                                                 --------------    --------------                      -------------

Costs and expenses:
 Cost of goods sold                                       5,890             1,406                              7,296
 Selling, general and administrative                     10,939               217                             11,156
 Depreciation and amortization                              961               195          (79)  (b)           1,077
 Interest expense                                           124               156           (5)  (c)             275
                                                 --------------    --------------    ---------         -------------
    Total costs and expenses                             17,914             1,974          (84)               19,804
                                                 --------------    --------------    ---------         -------------

Income (loss) from continuing operations
  before income taxes                                     1,273              (124)          84                 1,233

Income tax benefit                                          (31)               --          (14)  (d)             (45)
                                                 --------------    --------------    ---------         -------------

Income (loss) from continuing operations         $        1,304    $         (124)   $      98         $       1,278
                                                 ==============    ==============    =========         =============
Income from continuing operations
  per average common share                       $          .24                                        $         .22
                                                 ==============                                        =============

Weighted average common shares
  outstanding                                             5,465                                                5,915
                                                 ==============                                        =============

                    The accompanying notes are an integral
                 part of these pro forma financial statements.

BUFFTON CORPORATION

PRO FORMA BALANCE SHEET
(in thousands)

SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

                                                                     Historical
                                                                      Combined
                                                   Historical        Stockyards
                                                     Buffton           Hotel         Adjustments(a)      Pro Forma
                                                 --------------    --------------    --------------    --------------
ASSETS

Current assets:
  Cash and cash equivalents                      $            7    $          143    $         (143)   $            7
  Accounts receivable                                     2,893                57                               2,950
  Inventories                                             2,031                29                               2,060
  Prepaid assets                                            498                32                                 530
                                                 --------------    --------------    --------------    --------------

    Total current assets                                  5,429               261              (143)            5,547

Property, plant and equipment, net                        5,467               991             1,956             8,414

Patents, net                                              1,617                --                               1,617

Goodwill, net                                             3,503                --                               3,503

Other assets, net                                         1,208                 9                               1,217
                                                 --------------    --------------    --------------    --------------
                                                 $       17,224    $        1,261    $        1,813    $       20,298
                                                 ==============    ==============    ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt              $           --    $          100    $          294    $          394
  Accounts payable                                        1,001               144                               1,145
  Accrued liabilities                                     1,368                60                               1,428
  Income taxes                                              236                --                                 236
                                                 --------------    --------------    --------------    --------------
    Total current liabilities                             2,605               304               294             3,203

Long-term debt                                               --             1,512                63             1,575

Stockholders' equity:
  Common stock                                              284                 1                 4               289
  Additional paid-in capital                             12,571                --               896            13,467
  Retained earnings (deficit)                             1,764              (556)              556             1,764
                                                 --------------    --------------    --------------    --------------
    Net stockholders' equity                             14,619              (555)            1,456            15,520
                                                 --------------    --------------    --------------    --------------
                                                 $       17,224    $        1,261    $        1,813    $       20,298
                                                 ==============    ==============    ==============    ==============

                    The accompanying notes are an integral
                 part of these pro forma financial statements.

BUFFTON CORPORATION

NOTES TO PRO FORMA FINANCIAL STATEMENTS

SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

The pro forma statement of operations assumes that Buffton Corporation ("Buffton" or the "Company") acquired the Stockyards Hotel as of the beginning of fiscal 1995. The pro forma balance sheet assumes that Buffton acquired these facilities as of September 30, 1995. The pro forma financial information presented is not necessarily indicative of the results of operations that would have occurred had the acquisition been effective at the beginning of the fiscal year ended September 30, 1995, nor is it necessarily indicative of the results of operations which can be expected for any subsequent period. The following pro forma adjustments are based upon available information and certain assumptions that Buffton believes are reasonable under the circumstances. The pro forma financial information should be read in conjunction with Buffton's Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and the audited financial statements of Stockyards Hotel filed elsewhere within this Form 8-K dated January 19, 1996.

     (a) To reflect the acquisition of the Hotel by the Company for a purchase price of $3,014,000 consisting of the payment of $500,000 in cash, the payment and refinancing of an existing mortgage loan in the amount of $1,600,000, the payment of a promissory note in the original principal sum of $16,741 and the issuance of 450,000 shares of the Company's common stock. The estimated fair value of the stock issued in connection with the acquisition is $2.00 per share and is representative of the traded price of the Company's stock for a reasonable period of time before and after the definitive agreement was finalized.

     (b) To reflect an adjustment in depreciation expense for the increased asset basis of the Hotel and revised useful life of the building and improvements to 30 years from 15 years.

     (c) To reflect the adjustment in interest expense resulting from the payment and refinancing of an existing mortgage loan in the amount of $1,600,000.

     (d) To increase the income tax benefit resulting from the adjustments described in (a) through (c) above.